Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

CONTACT:

Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

INFUSYSTEM ANNOUNCES ACQUISITION OF

CISCURA’S INFUSION PUMP FLEET

InfuSystem Opens a New Southeastern Service Center

Madison Heights, MI, April 21, 2015—InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, announces today that it has closed the acquisition by its subsidiary of substantially all of the assets of Ciscura Holding Company, Inc., and its subsidiaries. Ciscura, based in Alpharetta, GA, was a privately-held Southeastern regional provider of ambulatory infusion pumps and services to medical facilities and was the result of the previous merger of Ciscura Infusion Services and Triad Medical Supply.

InfuSystem is acquiring approximately 1,600 infusion pumps from Ciscura, its four person field sales team, as well as its facilities management personnel, which will become the foundation of InfuSystem’s new Southeast facility, located near Atlanta, Georgia. With this new regional facility, InfuSystem will be in close proximity to a number of its largest existing customers, in addition to new customers previously serviced by Ciscura, enabling same day service for equipment and supplies to much of the Southeast region. As a point of comparison, InfuSystem purchased approximately 6,000 infusion pumps in 2014.

“We are excited about the acquisition of these assets and are pleased to welcome our new Ciscura colleagues and relationships to InfuSystem,” said Eric K. Steen, chief executive officer of InfuSystem. “The addition of Ciscura further strengthens and complements InfuSystem’s leading position within the oncology home infusion segment. This acquisition helps consolidate the marketplace in the CMS competitive bid environment. Ciscura was our second largest competitor in the segment of home ambulatory pump services for chemotherapy infusion and the combined organization will feature the best of both businesses.”

Mr. Steen concluded, “The acquisition of these assets will provide InfuSystem more than 100 new medical facility relationships that will allow us to offer our electronic connectivity solutions, including InfuBus paperless and work-free EMR integration. Additionally, we will be able to offer our expanded portfolio that includes pole mounted infusion pumps and disposables, such as catheter care kits and chemo safety products that meet the proposed USP 800 requirements. This is another important milestone as we continue to expand the markets that we serve and improve InfuSystem’s competitive position within the healthcare industry.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including rates, payor mix and CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on our Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. regulatory changes and healthcare reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2014. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

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